CONTACT:
Dan Lombardo
Vice President of Investor Relations
630-570-0605
dan.lombardo@inventrustproperties.com

InvenTrust Properties Corp. Reports 2022 Fourth Quarter and Full Year Results

DOWNERS GROVE, III – February 14, 2023 – InvenTrust Properties Corp. (“InvenTrust” or the “Company”) (NYSE: IVT) today reported financial and operating results for the fourth quarter and full year ended December 31, 2022 and provided guidance for 2023. For the three months ended December 31, 2022 and 2021, the Company reported a Net Loss of $0.1 million, or $0.00 per diluted share, and a Net Loss of $10.8 million, or $0.16 per diluted share, respectively. For the twelve months ended December 31, 2022 and 2021, the Company reported Net Income of $52.2 million, or $0.77 per diluted share, and a Net Loss of $5.4 million, or $0.08 per diluted share, respectively.

Fourth Quarter and Full Year 2022 Highlights:
•NAREIT FFO for the fourth quarter of $0.35 per diluted share, and $1.66 per diluted share for the full year
•Core FFO for the fourth quarter of $0.34 per diluted share, and $1.57 per diluted share for the full year
•Pro Rata Same Property Net Operating Income (“NOI”) growth of 0.4% for the fourth quarter and growth of 4.6% for the full year
•Leased Occupancy as of December 31, 2022 of 96.1%, a fourth quarter sequential increase of 50 basis points and a full year increase of 220 basis points
•Executed 58 leases totaling approximately 461,000 square feet of pro rata GLA, of which 338,000 square feet was executed at a blended comparable lease spread of 6.1% for the fourth quarter and 8.4% for the full year

Subsequent Highlights:
•On January 18, 2023, the Company acquired the four remaining retail properties from its unconsolidated joint venture, IAGM, for an aggregate purchase price of $222.3 million by acquiring 100% of the membership interests in each of IAGM’s wholly owned subsidiaries. The Company assumed aggregate mortgage debt of $92.5 million and funded the remaining balance with its available liquidity. Subsequent to the transaction, IAGM proportionately distributed substantially all net proceeds from the sale, of which the Company's share was approximately $71.4 million. In connection with the foregoing, IAGM adopted a liquidation plan on January 11, 2023.

”The InvenTrust team executed on all facets of the 2022 business plan,” stated Daniel (DJ) Busch, President and CEO of InvenTrust. “Our operations team continued to capitalize on solid leasing demand while prudently managing expenses in the current inflationary environment. Our investments team successfully rotated capital out of Colorado and further into our target markets driving closer to our goal of 100% concentration in the Sun Belt region. Lastly, we have maintained our disciplined approach to balance sheet management while diversifying our capital sources through the execution of our inaugural private placement of senior notes.”
Mr. Busch continued, “Already in 2023, we have completed the acquisition of the remaining stake in the Company’s joint venture with PGGM. With this transaction, the InvenTrust portfolio is 100% wholly-owned. In addition, the Board of Directors approved a 5% increase in our dividend starting with our April 2023 payment, bringing the Company’s annualized dividend up to $0.86 a share.”

1

NET (LOSS) INCOME
•Net Loss for the three months ended December 31, 2022 was $0.1 million, or $0.00 per diluted share, compared to a Net Loss of $10.8 million, or $0.16 per diluted share, for the same period in 2021.
•Net Income for the year ended December 31, 2022 was $52.2 million, or $0.77 per diluted share, compared to a Net Loss of $5.4 million, or $0.08 per diluted share, for the same period in 2021.
NAREIT FFO
•NAREIT FFO for the three months ended December 31, 2022 was $23.8 million, or $0.35 per diluted share, as compared to $9.9 million, or $0.14 per diluted share, for the same period in 2021.
•NAREIT FFO for the year ended December 31, 2022 was $112.0 million, or $1.66 per diluted share, as compared to $84.1 million, or $1.18 per diluted share, for the same period in 2021.
CORE FFO
•Core FFO for the three months ended December 31, 2022 was $23.1 million, or $0.34 per diluted share, compared to $26.3 million, or $0.38 per diluted share, for the same period in 2021.
•Core FFO for the year ended December 31, 2022 was $106.0 million, or $1.57 per diluted share, compared to $99.6 million, or $1.40 per diluted share, for the same period in 2021.
PRO RATA SAME PROPERTY NOI
•Pro Rata Same Property NOI for the three months ended December 31, 2022 was $35.8 million, a 0.4% increase, compared to the same period in 2021. Excluding net out of period rent collection of $0.6 million, Pro Rata Same Property NOI would have increased 2.1% when comparing the three months ended December 31, 2022 to the same period in 2021.
•Pro Rata Same Property NOI for the year ended December 31, 2022 was $141.1 million, a 4.6% increase, compared to the same period in 2021. Excluding net out of period rent collection of $1.7 million, Pro Rata Same Property NOI would have increased 6.0% when comparing the year ended December 31, 2022 to the same period in 2021.
DIVIDEND
•For the quarter ending December 31, 2022, the Board of Directors declared a quarterly cash distribution of $0.2052 per share, payable on January 13, 2023.
•The Board of Directors approved a 5% increase in the Company’s cash dividend. The new annual rate of $0.8620 will be reflected in the quarterly dividend of $0.2155 expected to be paid in April 2023.
PORTFOLIO PERFORMANCE & INVESTMENT ACTIVITY
•As of December 31, 2022, the Company’s Leased Occupancy was 96.1%.
◦Total Anchor Leased Occupancy, which includes spaces greater than or equal to 10,000 square feet, was 98.7% and Small Shop Leased Occupancy was 91.3%. Anchor Leased Occupancy increased by 50 basis points and Small Shop Leased Occupancy increased by 30 basis points on a sequential basis compared to the previous quarter.
◦Leased to Economic Occupancy spread of 220 basis points, which equates to approximately $4.8 million of base rent on an annualized basis.
•Blended re-leasing spreads for comparable new and renewal leases signed in the fourth quarter were 6.1%, and 8.4% for the full year.
•Annualized Base Rent PSF (“ABR”) as of December 31, 2022 for the Pro Rata Combined Portfolio was $19.08, an increase of 2.6% compared to the same period in 2021. Anchor Tenant ABR PSF was $12.43 and Small Shop ABR PSF was $32.12 for the fourth quarter.
•On October 28, 2022, the Company acquired Eastfield Village in Huntersville, North Carolina for $22.5 million. The 96,000 square foot neighborhood center is anchored by Food Lion.
•On December 16, 2022, the Company acquired Stone Ridge Market in San Antonio, Texas, for $58.1 million from its joint venture. The 219,000 square foot community center is shadow anchored by HEB Plus.

2

LIQUIDITY AND CAPITAL STRUCTURE
•InvenTrust had $514.4 million of total liquidity, as of December 31, 2022 comprised of $164.4 million of Pro Rata Cash and $350.0 million of availability under its Revolving Credit Facility.
•The Company has $13.7 million of debt maturing in 2023 and $15.7 million of debt maturing in 2024.
•The Company's weighted average interest rate on its consolidated debt as of December 31, 2022 was 4.08% and the weighted average remaining term was 5.2 years.

FULL YEAR 2023 OUTLOOK AND GUIDANCE

(Unaudited, dollars in thousands, except per share amounts)	Initial 2023 Guidance			2022 Actual
Net Income per diluted share (1)	$0.23	—	$0.28	$0.77
NAREIT FFO per diluted share (2)	$1.64	—	$1.69	$1.66
Core FFO per diluted share	$1.59	—	$1.64	$1.57
Same Property NOI (“SPNOI”) Growth	3.50%	—	5.00%	4.6%
General and administrative	$31,250	—	$32,750	$33,342
Interest expense, net (3)	$34,500	—	$35,500	$25,957
Net investment activity (4)	~ $150,000			$129,970
The Company’s initial 2023 guidance contemplates the following assumptions:
(1) Net Income per diluted share excludes effects from potential acquisitions or dispositions.
(2) NAREIT FFO per diluted share:
•Excludes effects from potential acquisitions or dispositions.
•Excludes any items that impact NAREIT FFO comparability, including loss on debt extinguishment, non-routine or one-time items or which, in our judgement, are not pertinent to measuring on-going operating performance.
•Includes an expectation that some tenants will move from the cash basis of accounting to the accrual basis of accounting which can result in volatility in straight-line rental income adjustments.
(3) Excludes amortization of debt discounts and financing costs.
(4) Net investment activity represents anticipated acquisition activity less disposal activity.
In addition to the foregoing assumptions, the Company's 2023 Outlook and Guidance incorporates a number of other assumptions that are subject to change and may be outside the control of the Company. For example, the Company’s guidance is inclusive of prior period rent that the Company anticipates collecting. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurances that InvenTrust will achieve these results.

3

The following table provides a reconciliation of the range of the Company's 2023 estimated net income per share to estimated NAREIT FFO and Core FFO per diluted share:

(Unaudited)	Low End	High End
Net income	$0.23	$0.28
Depreciation and amortization related to investment properties	1.41	1.41
NAREIT FFO Applicable to Common Shares and Dilutive Securities	1.64	1.69
Amortization of market-lease intangibles and inducements, net	(0.05)	(0.05)
Straight-line rent adjustments, net	(0.05)	(0.05)
Adjusting items, net (a)	0.05	0.05
Core FFO Applicable to Common Shares and Dilutive Securities	$1.59	$1.64
(a)Adjusting items, net, are primarily amortization of debt discounts and financing costs, depreciation and amortization of corporate assets, and non-operating income and expenses, net, which includes items which are not pertinent to measuring on-going operating performance, such as miscellaneous and settlement income.

The Company does not provide a reconciliation of forward-looking SPNOI to forward-looking GAAP Net Income within this press release because the Company is unable, without making unreasonable efforts, to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items which could be significant to our results.

CONFERENCE CALL INFORMATION
Date:        Wednesday, February 15, 2023
Time:        10:00 am ET
Dial-in:         (844) 200-6205 / Access Code 310501
Webcast:     https://events.q4inc.com/attendee/961428227

Replay
Webcast Archive: https://www.inventrustproperties.com/investor-relations/
A webcast replay will be available shortly after the conclusion of the presentation using the webcast link above.

4

NON-GAAP FINANCIAL MEASURES
This Earnings Release includes certain non-GAAP financial measures and other terms that management believes are helpful in understanding our business. These measures should not be considered as alternatives to, or more meaningful than, net income (calculated in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and are not alternatives to, or more meaningful than, cash flow from operating activities (calculated in accordance with GAAP) as a measure of liquidity. Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results to those calculated in accordance with GAAP. The Company's computation of these non-GAAP performance measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from these non-GAAP performance measures are relevant to understanding and addressing financial performance. A reconciliation of our non-GAAP measures to the most directly comparable GAAP financials measures are included herein.

SAME PROPERTY NOI or SPNOI
Information provided on a same property basis includes the results of properties that were owned and operated for the entirety of both periods presented. NOI excludes general and administrative expenses, direct listing costs, depreciation and amortization, provision for asset impairment, other income and expense, net, gains (losses) from sales of properties, gains (losses) on extinguishment of debt, interest expense, net, equity in earnings (losses) from unconsolidated entities, lease termination income and expense, and GAAP rent adjustments such as straight-line rent adjustments, amortization of market lease intangibles, and amortization of lease incentives ("GAAP Rent Adjustments").

NAREIT FUNDS FROM OPERATIONS (NAREIT FFO) and CORE FFO
Our non-GAAP measure of NAREIT Funds from Operations ("NAREIT FFO"), based on the National Association of Real Estate Investment Trusts ("NAREIT") definition, is net income (or loss) in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property. Adjustments for our unconsolidated joint venture are calculated to reflect our proportionate share of the joint venture's NAREIT FFO on the same basis. Core Funds From Operations (“Core FFO”) is an additional supplemental non-GAAP financial measure of our operating performance. In particular, Core FFO provides an additional measure to compare the operating performance of different REITs without having to account for certain remaining amortization assumptions within NAREIT FFO and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance.

ADJUSTED EBITDA
Our non-GAAP measure of Adjusted EBITDA excludes gains (or losses) resulting from debt extinguishments, transaction expenses, straight-line rent adjustments, amortization of above and below market leases and lease inducements, and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance. Adjustments for our unconsolidated joint venture are calculated to reflect our proportionate share of the joint venture's Adjusted EBITDA on the same basis.

NET DEBT-TO-ADJUSTED EBITDA
Net Debt-to-Adjusted EBITDA is Pro Rata Net Debt divided by Adjusted EBITDA on a trailing twelve month basis.

PRO RATA
Where appropriate, the Company has included the results from its ownership share of its joint venture properties when combined with the Company's wholly owned properties, defined as "Pro Rata," with the exception of property and lease count.

5

FINANCIAL STATEMENTS

Consolidated Balance Sheets
Dollars in thousands, except share amounts

	As of December 31,
	2022	2021
Assets	(unaudited)
Investment properties
Land	$650,764	$598,936
Building and other improvements	1,825,893	1,664,525
Construction in progress	5,005	9,642
Total	2,481,662	2,273,103
Less accumulated depreciation	(389,361)	(350,256)
Net investment properties	2,092,301	1,922,847
Cash, cash equivalents and restricted cash	137,762	44,854
Investment in unconsolidated entities	56,131	107,944
Intangible assets, net	101,167	81,026
Accounts and rents receivable	34,528	30,059
Deferred costs and other assets, net	51,145	25,685
Total assets	$2,473,034	$2,212,415

Liabilities
Debt, net	$754,551	$533,082
Accounts payable and accrued expenses	42,792	36,208
Distributions payable	13,837	13,802
Intangible liabilities, net	29,658	28,995
Other liabilities	28,287	28,776
Total liabilities	869,125	640,863
Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.001 par value, 40,000,000 shares authorized, none outstanding.	—	—
Common stock, $0.001 par value, 146,000,000 shares authorized, 67,472,553 shares issued and outstanding as of December 31, 2022 and 67,344,374 shares issued and outstanding as of December 31, 2021	67	67
Additional paid-in capital	5,456,968	5,452,550
Distributions in excess of accumulated net income	(3,879,847)	(3,876,743)
Accumulated comprehensive income (loss)	26,721	(4,322)
Total stockholders' equity	1,603,909	1,571,552
Total liabilities and stockholders' equity	$2,473,034	$2,212,415

6

Consolidated Statements of Operations and Comprehensive (Loss) Income
Dollars in thousands, except share and per share amounts, unaudited

	Three Months Ended December 31		Year Ended December 31
	2022	2021	2022	2021
Income
Lease income, net	$58,418	$52,481	$232,980	$207,350
Other property income	275	327	1,161	1,087
Other fee income	578	772	2,566	3,542
Total income	59,271	53,580	236,707	211,979

Operating expenses
Depreciation and amortization	23,897	22,143	94,952	87,143
Property operating	11,983	8,862	40,239	32,788
Real estate taxes	7,330	6,531	32,925	31,312
General and administrative	10,103	9,149	33,342	38,192
Direct listing costs	—	18,065	—	19,769
Total operating expenses	53,313	64,750	201,458	209,204

Other income (expense)
Interest expense, net	(8,648)	(4,305)	(26,777)	(16,261)
Loss on extinguishment of debt	(85)	—	(181)	(400)
Gain on sale of investment properties, net	1,393	6	38,249	1,522
Equity in earnings (losses) of unconsolidated entities	(121)	3,957	3,663	6,398
Other income and expense, net	1,378	761	2,030	606
Total other income (expense), net	(6,083)	419	16,984	(8,135)

Net (loss) income	$(125)	$(10,751)	$52,233	$(5,360)

Weighted-average common shares outstanding, basic	67,428,549	69,117,723	67,406,233	71,072,933
Weighted-average common shares outstanding, diluted	67,428,549	69,117,723	67,525,935	71,072,933

Net (loss) income per common share, basic and diluted	$(0.00)	$(0.16)	$0.77	$(0.08)

Distributions declared per common share outstanding	$0.21	$0.20	$0.82	$0.78
Distributions paid per common share outstanding	$0.21	$0.20	$0.82	$0.78

Comprehensive (loss) income
Net income (loss)	$(125)	$(10,751)	$52,233	$(5,360)
Unrealized (loss) gain on derivatives	(860)	2,235	32,052	3,795
Reclassification (to) from net income (loss)	(1,756)	1,104	(1,009)	4,332
Comprehensive (loss) income	$(2,741)	$(7,412)	$83,276	$2,767

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Pro Rata Same Property NOI
Dollars in thousands

The following table compares Pro Rata Same Property NOI:

	Three Months Ended December 31		Year Ended December 31
	2022	2021	2022	2021
Income
Base rent	$33,352	$31,945	$127,514	$119,448
Real estate tax recoveries	6,300	5,558	25,482	25,198
CAM, insurance, and other recoveries	6,368	5,836	23,864	22,092
Ground rent income	3,401	3,278	13,292	12,816
Short-term and other lease income	1,448	897	4,250	3,345
Provision for uncollectible billed rent and recoveries	(295)	(285)	(824)	(2,603)
Reversal of uncollectible billed rent and recoveries	124	570	1,271	5,206
Other property income	265	328	1,123	1,087
Total income	50,963	48,127	195,972	186,589

Operating Expenses
Property operating expenses	10,500	8,374	35,085	30,681
Real estate taxes	6,601	6,010	27,695	28,467
Total operating expenses	17,101	14,384	62,780	59,148

Same Property NOI	33,862	33,743	133,192	127,441

JV Same Property NOI	1,966	1,945	7,885	7,380

Pro Rata Same Property NOI	$35,828	$35,688	$141,077	$134,821

Reconciliation of Net (Loss) Income to Pro Rata Same Property NOI
The following table is a reconciliation of Net (Loss) Income to Pro Rata Same Property NOI:

	Three Months Ended December 31		Year Ended December 31
	2022	2021	2022	2021
Net (loss) income	$(125)	$(10,751)	$52,233	$(5,360)
Adjustments to reconcile to non-GAAP metrics:
Other income and expense, net	(1,378)	(761)	(2,030)	(606)
Equity in losses (earnings) of unconsolidated entities	121	(3,957)	(3,663)	(6,398)
Interest expense, net	8,648	4,305	26,777	16,261
Loss on extinguishment of debt	85	—	181	400
Gain on sale of investment properties, net	(1,393)	(6)	(38,249)	(1,522)
Depreciation and amortization	23,897	22,143	94,952	87,143
General and administrative	10,103	9,149	33,342	38,192
Direct listing costs	—	18,065	—	19,769
Other fee income	(578)	(772)	(2,566)	(3,542)
Adjustments to NOI (a)	(1,671)	(1,854)	(9,743)	(7,528)
NOI	37,709	35,561	151,234	136,809
NOI from other investment properties	(3,847)	(1,818)	(18,042)	(9,368)
Same Property NOI	33,862	33,743	133,192	127,441
IAGM Same Property NOI at share	1,966	1,945	7,885	7,380
Pro Rata Same Property NOI	$35,828	$35,688	$141,077	$134,821
(a)Adjustments to NOI include termination fee income and expense and GAAP Rent Adjustments.

8

NAREIT FFO and Core FFO
Dollars in thousands, except share and per share amounts

The following table presents the Company’s calculation of NAREIT FFO and Core FFO Attributable to Common Shares and Dilutive Securities and provides additional information related to its operations:

	Three Months Ended December 31		Year Ended December 31
	2022	2021	2022	2021
Net (loss) income	$(125)	$(10,751)	$52,233	$(5,360)
Depreciation and amortization related to investment properties	23,698	21,929	94,142	86,257
Gain on sale of investment properties, net	(1,393)	(6)	(38,249)	(1,522)
Unconsolidated joint venture adjustments (a)	1,595	(1,230)	3,850	4,713
NAREIT FFO Applicable to Common Shares and Dilutive Securities	23,775	9,942	111,976	84,088
Amortization of market-lease intangibles and inducements, net	(995)	(914)	(5,589)	(4,318)
Straight-line rent adjustments, net	(690)	(903)	(3,815)	(2,805)
Direct listing costs	—	18,065	—	19,769
Adjusting items, net (b)	705	(13)	2,798	2,201
Unconsolidated joint venture adjusting items, net (c)	282	106	582	672
Core FFO Applicable to Common Shares and Dilutive Securities	$23,077	$26,283	$105,952	$99,607

Weighted average common shares outstanding - basic	67,428,549	69,117,723	67,406,233	71,072,933
Dilutive effect of unvested restricted shares (d)	—	—	119,702	—
Weighted average common shares outstanding - diluted	67,428,549	69,117,723	67,525,935	71,072,933

NAREIT FFO Applicable to Common Shares and Dilutive Securities per share	$0.35	$0.14	$1.66	$1.18
Core FFO Applicable to Common Shares and Dilutive Securities per share	$0.34	$0.38	$1.57	$1.40
(a)Represents our share of depreciation, amortization and gain on sale related to investment properties held in IAGM.
(b)Adjusting items, net, are primarily loss on extinguishment of debt, amortization of debt discounts and financing costs, depreciation and amortization of corporate assets, and non-operating income and expenses, net, which includes items which are not pertinent to measuring on-going operating performance, such as miscellaneous and settlement income.
(c)Represents our share of amortization of market lease intangibles and inducements, net, straight line rent adjustments, net and adjusting items, net related to IAGM.
(d)For purposes of calculating non-GAAP per share metrics, the same denominator is used as that which would be used in calculating diluted earnings per share in accordance with GAAP. For the three months ended December 31, 2022, three months ended December 31, 2021, and year ended December 31, 2021, unvested restricted shares were antidilutive and therefore excluded from the denominator in the diluted earnings per share calculation in accordance with GAAP.

9

EBITDA, Pro Rata
Dollars in thousands

The following table presents the Company’s calculation of EBITDA and Adjusted EBITDA:

	Three Months Ended December 31		Year Ended December 31
	2022	2021	2022	2021
Net (loss) income	$(125)	$(10,751)	$52,233	$(5,360)
Interest expense	9,206	4,977	28,978	19,362
Income tax expense (benefit)	129	102	458	377
Depreciation and amortization	25,358	23,920	100,731	95,083
EBITDA	34,568	18,248	182,400	109,462
Adjustments to reconcile to Adjusted EBITDA
Direct listing costs	—	18,065	—	19,769
Gain on sale of investment properties, net	(1,259)	(3,013)	(40,178)	(4,749)
Loss on debt extinguishment	95	—	302	526
Non-operating income and expense, net (a)	(243)	(887)	(1,070)	(893)
Other leasing adjustments (b)	(1,539)	(1,770)	(9,086)	(6,842)
Adjusted EBITDA	$31,622	$30,643	$132,368	$117,273
(a)Non-operating income and expense, net, includes other items which are not pertinent to measuring ongoing operating performance, such as miscellaneous and settlement income.
(b)Other leasing adjustments includes amortization of market lease intangibles and straight-line rent adjustments.

Financial Leverage Ratios
Dollars in thousands

The following table presents the calculation of net debt and Net Debt-to-Adjusted EBITDA:

	As of December 31,
	2022	2021
Pro Rata Net Debt:
Pro Rata Outstanding Debt, net	$805,253	$624,289
Less: Pro Rata Cash	(164,448)	(79,628)
Pro Rata Net Debt	$640,805	$544,661

Pro Rata Net Debt-to-Adjusted EBITDA (trailing 12 months):
Pro Rata Net Debt	$640,805	$544,661
Adjusted EBITDA (trailing 12 months)	132,368	117,273
Net Debt-to-Adjusted EBITDA	4.8x	4.6x

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About InvenTrust Properties Corp.
InvenTrust Properties Corp. (“we,” the “Company,” “our,” “us,” "IVT" or "InvenTrust") is a premier Sun Belt, multi-tenant essential retail REIT that owns, leases, redevelops, acquires and manages grocery-anchored neighborhood and community centers as well as high-quality power centers that often have a grocery component. We pursue our business strategy by acquiring retail properties in Sun Belt markets, opportunistically disposing of retail properties, maintaining a flexible capital structure, and enhancing environmental, social and governance ("ESG") practices and standards. A trusted, local operator bringing real estate expertise to its tenant relationships, IVT has built a strong reputation with market participants across its portfolio. IVT is committed to leadership in ESG practices and has been a Global Real Estate Sustainability Benchmark (“GRESB”) member since 2013. As of December 31, 2022, the Company is an owner and manager of 62 retail properties, representing 10.3 million square feet of retail space. For more information, please visit www.inventrustproperties.com.
Forward-Looking Statements Disclaimer
Forward-Looking Statements in this press release, or made during the earnings call, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements about the Company’s 2023 guidance and expected timing and payment of dividends, or regarding management’s intentions, beliefs, expectations, representation, plans or predictions of the future, are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” “outlook,” “guidance,” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements: interest rate movements; local, regional, national and global economic performance; the impact of inflation on the Company and on its tenants; competitive factors; the impact of e-commerce on the retail industry; future retailer store closings; retailer consolidation; retailers reducing store size; retailer bankruptcies; government policy changes; the effects and duration of the COVID-19 pandemic; and any material market changes and trends that could affect the Company’s business strategy. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see the Risk Factors included in InvenTrust’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Availability of Information on InvenTrust Properties Corp.'s Website and Social Media Channels
Investors and others should note that InvenTrust routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission filings, press releases, public conference calls, webcasts and the InvenTrust investor relations website. The Company uses these channels as well as social media channels (e.g., the InvenTrust Twitter account (twitter.com/inventrustprop); and the InvenTrust LinkedIn account (linkedin.com/company/inventrustproperties)) as a means of disclosing information about the Company's business to our colleagues, investors, and the public. While not all of the information that the Company posts to the InvenTrust investor relations website or on the Company’s social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in InvenTrust to review the information that it shares on www.inventrustproperties.com/investor-relations and on the Company’s social media channels.

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